SCHEDULE 14A
                                 (Rule 14a-101)

                              INFORMATION REQUIRED
                              IN PROXY STATEMENT.

                            SCHEDULE 14A INFORMATION
                          Proxy Statement Pursuant to
                        Section 14(a) of the Securities
                              Exchange Act of 1934
                                (Amendment No. )

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[  ]    Soliciting Material Pursuant to Sec. 240.14a-11(c) or Sec.240.14a-12

PAN-INTERNATIONAL HOLDINGS, INC.
 .................................................................
Name of Registrant as Specified In Its Charter)

 .................................................................
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PRELIMINARY COPY SUBJECT TO COMPLETION
DATED NOVEMBER 29, 2001

PAN-INTERNATIONAL HOLDINGS, INC.
213 S. Robertson Blvd.
Beverly Hills, California 90211

To All Stockholders in
Pan-International Holdings, Inc.

        The Board of Directors of Pan-International Holdings, Inc. (the "Company") is soliciting your consent to amend the Company's First Amended and Restated Certificate of Incorporation to change the name of the Company to "Global Business Services, Inc." (the "Name Change").
        We ask that you return your written consent by January 11, 2002.

        Before the Name Change can become effective, the holders of a majority of the Company's outstanding stock must give their written consent.
        If your shares are held in street name, your broker may consent, on your behalf, to the Name Change if you do not direct your broker to refuse to consent. The Board of Directors has fixed the close of business on December 4, 2001 as the record date for determining the stockholders entitled to notice of this solicitation and to give their consent with respect to the Name Change.

        We intend to file the proper documentation with the Secretary of State of Delaware to effect the Name Change when we receive consents from the holders of a majority of the Company's outstanding common stock. We expect to make this filing on or before January 11, 2002. However, the Board of Directors has reserved the right (in its sole discretion) to abandon the Name Change at any time prior to the filing of the documentation to effect the Name Change. If the Board of Directors decides to abandon the Name Change, the Company will notify you accordingly.

        The Board of Directors asks you to consent to the Name Change.
        The Name Change and other related matters are more fully described in the accompanying Consent Solicitation Statement, which forms a part of this Notice. We encourage you to read these materials carefully. In addition, you may obtain information about the Company from documents that we have filed with the U.S. Securities and Exchange Commission.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU CONSENT TO THE NAME CHANGE. PLEASE COMPLETE, SIGN, AND RETURN THE ACCOMPANYING WRITTEN CONSENT FORM BY JANUARY 11, 2002.

                                                        By Order of the Board
                                                        of Directors,


                                                        Stephen M. Thompson,
                                                        Chairman of the Board

Beverly Hills, California
December 11, 2001

        PLEASE DO NOT SEND ANY STOCK CERTIFICATES AT THIS TIME.

                        PAN-INTERNATIONAL HOLDINGS, INC.
                             213 S. Robertson Blvd.
                        Beverly Hills, California 90211
                           Telephone: (310) 288-4585

CONSENT SOLICITATION STATEMENT

        GENERAL

        This Consent Solicitation Statement and the enclosed written consent form are being mailed in connection with the solicitation of written consents by the Board of Directors of Pan-International Holdings, Inc., a Delaware corporation (the "Company"). These materials pertain to the proposed amendment of the Company's First Amended and Restated Certificate of Incorporation to change the name of the Company to "Global Business Services, Inc." (the "Name Change"). These materials are first being mailed to stockholders of record beginning on approximately December 11, 2001. Consents are to be submitted to the Company at the address of the Company stated above by no later than January 11, 2001.

VOTING RIGHTS AND SOLICITATION

        Any stockholder executing a written consent form has the power to revoke it at any time before January 11, 2001 (or, if earlier, the date on which at least the minimum number of shares have consented in order to approve the Name Change) by delivering written notice of such revocation to the Secretary of the Company at the address of the Company stated above. The cost of soliciting written consents will be paid by the Company and may include reimbursement paid to brokerage firms and others for their expense in forwarding solicitation material. Solicitation will be made primarily through the use of the mail but the officers and directors of the Company may, without additional remuneration, solicit written consents personally by telephone or telegram.

        The record date for determining those stockholders who are entitled to give written consents has been fixed as December 4, 2001. At the close of business on the record date, the Company had 2,688,250 issued and outstanding shares of Common Stock (after taking into account the Company's recent one-for-two reverse stock split). Each share of Common Stock is entitled to one vote on the Name Change.

        The Name Change requires the affirmative vote of a majority of the outstanding shares of Common Stock. With regard to the vote on the Name Change, abstentions (including failures to return written consent forms) and broker nonvotes have the same effect as negative votes. Brokers may return a written consent form for shares held in street name in favor of the Name Change absent contrary instructions from the beneficial owner of such shares.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

THIS IS A REQUEST FOR STOCKHOLDER APPROVAL BY WRITTEN CONSENT. YOU ARE REQUESTED TO INDICATE WHETHER YOU APPROVE OF THE PROPOSED CORPORATE ACTION ON THE FORM ENCLOSED FOR THAT PURPOSE AND TO RETURN THAT FORM TO US.


SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information as of December 4, 2001 concerning the beneficial ownership of the Common Stock (i) by each stockholder who is known by the Company to own beneficially in excess of 5% of the outstanding Common Stock; (ii) by each director; (iii) by each executive officer; and (iv) by all executive officers and directors as a group. Except as otherwise indicated, all persons listed below have (i) sole voting power and investment power with respect to their shares of Common Stock, except to the extent that authority is shared by spouses under applicable law, and (ii) record and beneficial ownership with respect to their shares of Common Stock.


        Name and Address of Beneficial Owner
                                                Beneficial Ownership(1)
                                                Number of Shares  Percent

        World Call Funding, Inc. (2)            1,850,000       68.8%
        213 S. Robertson Blvd.
        Beverly Hills, California 90211

        Stephen M. Thompson                     1,850,000(3)    68.8%
        213 S. Robertson Blvd.
        Beverly Hills, California 90211

        Kent E. Lovelace, Jr.                      75,000(4)     2.7%
        Equitrust Mortgage Corporation
        1105 30th Ave., Suite 200
        Gulfport, Mississippi 39501

        Harvey Judkowitz                           25,000(5)      *
        10220 SW 124th St.
        Miami, Florida 33176

        All directors and officers
        as a group (three persons)              1,950,000(6)    70.6%

*  Less than one percent
_____________________

(1) Includes shares of Common Stock beneficially owned pursuant to options and warrants exercisable on December 4, 2001 or within 60 days thereafter.
(2)     World Call Funding, Inc. is wholly-owned by Stephen M. Thompson.
(3)     Includes 1,850,000 shares owned by World Call Funding, Inc.
(4) Includes 25,000 shares owned outright and 50,000 shares that the Company is contractually obligated to issue within the next 60 days.
(5) Includes 25,000 shares that may be acquired pursuant to a stock option that is currently exercisable.
(6) Includes 1,850,000 shares owned by World Call Funding, Inc., 25,000 shares owned outright, 50,000 shares that the Company is contractually obligated to issue within the next 60 days, and 25,000 shares that may be acquired pursuant to a stock option that is currently exercisable.


                                   PROPOSAL 1
                          APPROVAL OF THE NAME CHANGE

General

        The Board of Directors is requesting stockholder approval of an amendment of the Company's First Amended and Restated Certificate of Incorporation to change the name of the Company to "Global Business Services, Inc." (the "Name Change"). If approved by the stockholders of the Company, the Name Change will become effective upon the filing of a Certificate of Amendment of Certificate of Incorporation with the Secretary of State of Delaware, which is expected to occur shortly after stockholder approval. The Name Change was approved by all of the directors of the Company.

Reasons for the Name Change

        The Company was incorporated on March 10, 1999 under the laws of the State of Delaware under the name "Photovoltaics.com, Inc." The Company was formed for purposes of manufacturing (through a proprietary process and design) thin film solar cells and selling such cells by means of a site on the World Wide Web. The Company was unsuccessful in launching this business.

        Control of the Company recently changed hands on November 19, 2001 when Kent E. Lovelace, Jr. (the then controlling stockholder, President and a Director of the Company) sold shares of the Company's common stock constituting approximately 70.5% of the total shares outstanding sold to World Call Funding, Inc. ("World Call"). In connection with the change in the control of the Company, World Call is having a new slate of directors elected to the Board of Directors of the Company. For further information about recent changes (as well as further proposed changes) in the Company's management, see the Information Statement Pursuant to
        Section 14(f) of the Securities Exchange Act of 1934 being mailed with this Consent Solicitation Statement.

        The Company does not now have any meaningful business operations. However, at the behest of World Call, the Company has entered into a letter of intent (the "Letter of Intent") with Cyber Centers, Inc., a Nevada corporation ("CCI"), regarding a proposed exchange (the "Share Exchange") of approximately 4,000,000 shares of the Company's common stock for all the outstanding shares in CCI, whereby the Company would acquire the business of CCI. For more information about CCI and its business, see the section captioned "Information Regarding Cyber Centers, Inc." below. If the Share Exchange is completed, the stockholders of CCI will have received in the aggregate approximately 43.2% of the shares outstanding after the Share Exchange is completed. As a result, the percentage ownership interests of existing stockholders will be significantly diluted.

        The Letter of Intent is subject to a number of conditions, including, without limitation, that a definitive agreement regarding the Share Exchange be executed, that the Boards of Directors (and, to the extent required by applicable law, stockholders) of the Company and CCI approve the Share Exchange, that each party shall be satisfied with its due diligence review of the other party, and that the proposed issuance of the shares of the Company's common stock be exempt from all applicable securities offering registration requirements. There can be no assurance that the Share Exchange will be completed and that the Company will thus acquire the business of CCI.

        However, the Company believes that the possibility of completing the Share Exchange and the acquisition of the business of CCI is so great that a change of the Company's corporate name to one more indicative of the business of
 CCI is very appropriate. Accordingly, the Board of Directors has decided that Article One of the Company's First Amended and Restated Certificate of Incorporation should be amended to change the Company's corporate name to "Global Business Services, Inc.", a name that will better reflect the business of CCI. If for some reason, the Share Exchange and the acquisition of the business of CCI are not completed, the Board of Directors may decide to abandon the Name Change and stockholders will be notified accordingly.

        Like any acquisition, the acquisition of the business of CCI could expose the Company to numerous risks. Such risks include potential unknown liabilities of CCI and additional expenses associated with amortization of acquired intangible assets. There can be no assurance that the Company would be successful in overcoming these risks or any other problems encountered in connection with the acquisition of the business of CCI. As a result, the acquisition of the business of CCI may materially and adversely affect the Company. Moreover, there can be no assurance that the business of CCI will prove profitable or successful for the Company. In addition, the Company's stockholders are not by law required to have an opportunity to approve or disapprove the Share Exchange and the acquisition of the business of CCI, and management does not expect to make any such opportunity available to the Company's stockholders on its own volition. Accordingly, the Company's stockholders must rely completely on the discretion of the Company's management in all matters pertaining to the Share Exchange and the acquisition of the business of CCI. Finally, because the management and equity owners of the Company and CCI now overlap to some extent, the Share Exchange and the acquisition of the business of CCI are in effect an interested transaction, which was not necessarily the result of arms-length negotiations. Accordingly, there can be no assurance that the terms and conditions of the Share Exchange and the acquisition of the business of CCI are as favorable to us as those that could have been obtained in true arms-length negotiations. There can be no assurance that the terms of the Share Exchange and the acquisition of the business of CCI will not be modified in the future. Moreover, because of the interested nature of the Share Exchange and the acquisition of the business of CCI, there can be no assurance that we would enforce a claim against CCI or any related person arising out of the Share Exchange and the acquisition of the business of CCI.

Information Regarding Cyber Centers, Inc.

        Cyber Centers, Inc. ("CCI") has represented to the Company the accuracy of the information set forth in this section. Such information is subject to confirmation by the Company's due diligence review of the business of CCI.

        CCI is a Nevada corporation formed on July 9, 1998 under the name "Better Technologies, Inc." It changed its corporate name to its current one on October 24, 2000. CCI is in the business of owning, operating, managing and promoting its business and services through retail facilities under various names, including "Cyber CentersTM" and "Postal Connections of America featuring Cyber Centers". CCI currently has seven company-owned stores and is under contract to acquire several others. In addition, during 2000 the Company acquired all of the issued and outstanding common stock of Postal Connections of
 America Franchise Corp., an Arizona corporation ("PCA"). PCA, in business since 1985, currently has 24 franchise stores in its network. CCI views both the acquisition of additional company-owned stores and the continued expansion of its franchise activities (through sales and system acquisitions) as equally important parts of its growth strategy.

        CCI, through its "Cyber CentersTM" facilities and its Postal Connections franchises, offers computer and software training, onsite computer rentals and work stations, high-speed Internet access, video-conferencing, software library,
 "Cyber CentersTM" brand name computers, telephone service and mailbox rentals (with street addresses), facsimile transmission, standard and "virtual" business cards, cellular phones (as an approved reseller of AT&T and Sprint), black and white and color copies, notary services, money orders and moneygrams, on-site staff technical support, custom packing, and a variety of shipping services, including Federal Express, UPS, and United States Postal Service. Revenues are generated by the above services in the forms of mailbox and computer rental fees, shipping commissions, retail sales, franchise fees, royalties and "membership fees" which range from $12.50 to $135.00 per month. CCI currently has seven company-owned stores and 24 franchise locations, with a goal of having 1000 domestic and international locations within the next five years.

        CCI maintains its corporate offices at 287 S. Robertson Boulevard, Beverly Hills, California 90211, where its phone number is (310) 360-1215. Franchised stores are located in California, Arizona, Oregon, Texas, Mississippi, Nevada, Washington and New York.

Board Recommendation and Required Approval

        The Board of Directors believes that the Name Change is in the best interests of the Company and its stockholders and recommends that the stockholders approve the Name Change. The affirmative vote of the holders of a majority of the outstanding shares of Common Stock is required for approval of the Name Change.

        THE BOARD OF DIRECTORS RECOMMENDS A CONSENT "FOR" THE APPROVAL OF THE NAME CHANGE AND THE PROPOSED AMENDMENT TO THE COMPANY'S FIRST AMENDED AND RESTATED CERTIFICATE OF INCORPORATION.

SUBMISSION OF STOCKHOLDER PROPOSALS
FOR NEXT ANNUAL MEETING

        Stockholders wishing to submit proposals for consideration by the Company's Board of Directors at the Company's next Annual Meeting of Stockholders should submit them in writing to the attention of the President of the Company a reasonable time before the Company begins to print and mail its proxy materials, so that the Company may consider such proposals for inclusion in its proxy statement and form of proxy for that meeting. The Company does not now have any definitive plans regarding the possible date of its next Annual Meeting.

                                                        By Order of the Board
                                                        of Directors,

                                                        Stephen M. Thompson
                                                        Chairman of the Board

Beverly Hills, California
December 11, 2001

PAN-INTERNATIONAL HOLDINGS, INC.

WRITTEN CONSENT SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby acknowledges receipt of the Consent Solicitation Statement (the "Statement") in connection with the proposed change the name of Pan-International Holdings, Inc. (the "Company") to "Global Business Services,

 and consents with respect to all of the Common Stock of the Company held by the undersigned, to the adoption of the proposal set forth herein (as such proposal is defined in the Statement) without a meeting of the stockholders of the
Company.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU CONSENT "FOR" PROPOSAL 1.

1. Proposal to amend the Company's First Amended and Restated Certificate of Incorporation to change the name of the Company to "Global Business Services, Inc."

        _____   CONSENTS/FOR

        _____   WITHHOLDS CONSENT/AGAINST

        _____   ABSTAINS

2. I represent that I own the following number of shares of the Company's Common Stock (please insert the correct number):_______________________________.
      Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as executor, administrator, trustee, or guardian, please give full title as such, If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

DATE _________________________ 200___ __________________________

                                        _____________________
                                        Signature


PLEASE MARK, SIGN, DATE AND
RETURN THE CONSENT FORM PROMPTLY
USING THE ENCLOSED ENVELOPE                          ___________________________
                                                Signature if held jointly